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                                                                   EXHIBIT 10.10
                       Preferred Content License Agreement

This Content License Agreement ("Agreement") is entered into this 1 day of MAY, 1997 by and between AT&T Wireless Data, Inc. d/b/a AT&T Wireless Services, a Delaware corporation ("AWS") and INTELLIGENT INFORMATION INCORPORATED, a DELAWARE corporation ("Content Licensor") for Content Licensor to provide a content offering for the AT&T PocketNet(TM) Service ("PocketNet" or "PocketNet Service" shall mean the wireless data service offered by AWS and interconnected networks which enables properly equipped devices to wirelessly access information via networked applications using TCP/IP access protocols such as
HDML).

      The parties agree as follows:

1. License Grant

      1.1 Within sixty days of execution of this Agreement, Content Licensor will make available to AWS its Offering ("Offering" shall mean an HDML enabled content offering developed, maintained, and provided by a content licensor that an End User may retrieve through the PocketNet Service) for use with the PocketNet Service. ("HDML" shall mean the handheld device mark up language that is used to select, format, interpret and communicate data to or from an AT&T PocketNet device through the AT&T PocketNet gateway.) ("End User" shall mean the AWS customer using the PocketNet Service)

      1.2 Content Licensor grants to AWS during the term of this Agreement a non-exclusive limited worldwide royalty-free right and license solely to use, distribute, reproduce, display, transmit, advertise and publicly perform the Offering as required to provide PocketNet Service and to permit End Users to access the Offering.

      1.3 AWS' license rights granted under this Section 2 shall extend to any new versions or modifications to the Offering during the term of this Agreement.

      1.4 AWS will support Content Licensor's development with a complimentary membership in AWS's Developers Program.

      1.5 AWS will provide Content Licensor access to its fax service for Content Licensor's development and provision of a fax service in conjunction with the Offering. Content Licensor may sell advertising banners on the faxed pages; provided that the banner space will appear on Content Licensor's informational pages only and will not exceed 20% of the space available for printing on any given faxed page. Content Licensor is prohibited from selling such advertising space to any individual or entity that competes with AWS in the provision of either cellular or data service.

2. Trade Name and Trademarks

      2.1 Content Licensor hereby grants AWS the right to use and publish the trademarks and trade names now or hereafter owned or used by Content Licensor which are associated with Content Licensor or the Offering ("Content Licensor's Trademarks") for purposes of advertising and marketing of the PocketNet Service, provided such use and publication complies with Content Licensor's guidelines, attached.

      2.2 Within a commercially reasonable time after execution of this Agreement, AWS will display Content Licensor's name or logo on its internet web site with the intent of creating a hypertext link to Content Licensor's site.

      2.3 AWS reserves all right, title and interest in and to its trade name and trademarks. Accordingly, Content Licensor shall not use any trade name or trademarks of AWS without the prior written consent of AWS.

3. Connectivity. Content Licensor will connect to the AWS server via the Internet.

4. Representations, Warranties, and Covenants of Content Licensor

      Content Licensor hereby represents, warrants, and covenants to AWS that:

      4.1 Content Licensor has the full and exclusive right and power to enter into and perform according to the terms of this Agreement, and that it has the exclusive right to grant to AWS each of the rights herein granted. Without limiting the foregoing, Content Licensor covenants that (i) use and broadcast of the Offering by AWS as provided under this Agreement will not violate any patent, trade secret, copyright, trademark, intellectual property, or other right of any third party, including without limitation independent Contractors hired by Content Licensor to contribute to the Offering; (ii) the Offering will not be pornographic, libelous, and its use by AWS as provided hereunder shall not violate any rights of privacy and/or publicity of any third party; and (iii) no instruction, advice, or information contained in the Offering will be injurious to the End User.

      4.2 Content Licensor is not aware of any claim by any third parties adverse to Content Licensor's or the Offering's patent, trade secret, copyright, trademark or other rights in the Offering.

5. Term; Termination

      5.1 This Agreement will be for an initial one year term commencing on the date first written above and shall continue on a month to month basis thereafter. Either party may terminate this Agreement at any time and for any reason, by providing the other party with thirty (30) days prior written notice.

      5.2 AWS reserves the right to suspend access to the Offering by its End Users where, in AWS' reasonable opinion, continued access to the Offering is likely to cause personal, monetary, or property damage to any individual or entity. In AWS' sole discretion, AWS may re-establish access to the Offering upon the termination of the event or modification by Content Licensor to the extent that the risk has been rendered insignificant.

      5.3 In the event Content Licensor's Offering is inaccessible, in whole or in part, due to circumstances within Content Licensor's control for a period of five (5) consecutive days and AWS has notified Content Licensor of the problem, Content Licensor shall make the Offering wholly accessible within five (5) days of such notification. If the Offering remains inaccessible or has been inaccessible in whole or in part for over 50% of the days after notification, AWS may terminate this Agreement.

6. Miscellaneous

        6.1     Confidential Information.

            6.1.1 As used in this Agreement, "Confidential Information" means any information of either party that is not generally known to the public, whether of a technical, business or other nature (including, but not necessarily limited to, trade secrets, know-how and information relating to the tech-


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                       Preferred Content License Agreement

nology, customers, leads, customer contacts, business plans, promotional and marketing activities, finances and other business affairs of such party, and the terms of this Letter Agreement). Any information disclosed by either party in connection with the relationship described in this Letter Agreement will be treated as the Disclosing Party's Confidential Information. In the performance of or otherwise in connection with this Letter Agreement, any party (the "Receiving Party") may receive certain Confidential Information of the other party (the "Disclosing Party").

            6.1.2 The Receiving Party, except as expressly provided in this Letter Agreement, will not disclose such Confidential Information to anyone without the Disclosing Party's prior written consent. The Receiving Party will restrict the possession, knowledge, development and use of Confidential Information to its owners, officers, employees, agents, subcontractors and entities controlled by it (collectively, "Personnel") who have a need to know Confidential Information in connection with the purposes set forth in this Letter Agreement. The Receiving Party's Personnel will have access only to the Confidential Information they need for such purposes. Both parties will ensure that its Personnel comply with this Letter Agreement. The Receiving Party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature.

            6.1.3 The provisions of Section 6.1 will not apply to any information that (a) is or becomes publicly available without breach of this Letter Agreement, (b) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party, (c) is rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortious act, (d) can be shown by documentation to have been independently developed by the Receiving party without reference to any Confidential Information, or (e) is required to be disclosed to any governmental entity with jurisdiction over it.

      6.2 This Agreement will not create an exclusive relationship or any partnership, joint venture or agency relationship between AWS and Content Licensor.

      6.3 Content Licensor will indemnify, defend and hold harmless AWS, and its officers, employees, representatives and agents, against any claim, suit, action, or other proceeding which is based on or arises from: (i) a claim that the use of the Offering in accordance with this Agreement infringes any third-party intellectual property right, or any right of personality or publicity, is libelous or defamatory, or otherwise results in injury or damage to any third party; (ii) any misrepresentation or breach of representation or warranty of Content Licensor contained herein; (iii) any breach of any covenant or agreement to be performed by Licensor hereunder; or (iv) any willful misconduct or negligence by Content Licensor. Content Licensor will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by AWS in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

      6.4 EXCEPT AS PROVIDED IN 6.3 ABOVE, NEITHER PARTY WILL BE LIABLE TO THE OTHER (OR THE OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS OR CUSTOMERS OF EITHER OF THEM OR ANY THIRD PARTY) FOR ANY IN-DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH PARTY'S FAILURE TO PERFORM UNDER THIS AGREEMENT.

      6.5 EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

      6.6 The parties shall comply with all applicable federal, state and local laws, orders and regulations in performing the terms and conditions of this Agreement.

      6.7 This Agreement (i) will be governed by the internal laws of the state of Washington, without reference to its choice of law rules, (ii) will constitute, along with the parties' Nondisclosure Agreement, the parties' entire agreement with respect to the subject matter hereof, and (iii) may be amended only by a writing signed by both AWS and Content Licensor.

      6.8 All notices in connection with this Agreement shall be deemed given as of the day they are mailed or transmitted by electronic facsimile and addressed as noted under the signature line below or to such other address as the party to receive the notice so designates by written notice to the other.

      6.9 Content Licensor may not assign this Agreement, or any portion thereof, to any third party without the express written consent of AWS.

      6.10 This Agreement shall not be modified except by written agreement. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties.

The parties have executed this Agreement on the date first written above.

AT&T Wireless Data, Inc

d/b/a AT&T Wireless Services


By:
    ---------------------------------

Its: VP Marketing & Sales
    ---------------------------------

Address: 10230 NE Points Drive
         Kirkland, WA 93033
Attn: Legal Dept.
Phone: 206-803-4000

[Content Licensor]

INTELLIGENT INFORMATION INCORPORATED


By:
    ---------------------------------

Its: CHIEF EXECUTIVE OFFICER
    ---------------------------------

Address: ONE DOCK STREET
        -----------------------------
         STAMFORD, CT 06902
        -----------------------------

Attn: ROBERT M. UNNOLD
     --------------------------------
Phone (203) 969-0020
     --------------------------------


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